Exhibit 99.1

TRW Automotive
12001 Tech Center Drive
News Release	Livonia, MI 48150

Investor Relations Contact:
Mark Oswald
(734) 855-3140

Media Contact:
John Wilkerson
(734) 855-3864

TRW Reports Solid Second Quarter and First Half 2013 Financial Results

LIVONIA, MICHIGAN, July 30, 2013 — TRW Automotive Holdings Corp. (NYSE: TRW), the global leader in active and passive safety systems, today reported second quarter 2013 financial results with sales of $4.5 billion, an increase of 6% compared to the prior year period.  The Company reported GAAP second quarter net earnings of $248 million or $1.99 per diluted share, which compares to net earnings of $220 million or $1.71 per diluted share in the prior year period.

Excluding special items from the Company’s current and prior year quarterly results, the Company reported second quarter 2013 net earnings of $252 million, or $2.02 per diluted share, which compares to net earnings of $221 million or $1.72 per diluted share in the prior year period.

“TRW’s solid second quarter results provides evidence the Company is on track and focused on achieving its key objectives for the year,” said John C. Plant, Chairman and Chief Executive Officer.

Second Quarter 2013

The Company reported second quarter 2013 sales of $4.5 billion, an increase of $275 million from the prior year period.  The higher level of sales was driven by increasing demand for TRW’s innovative technologies and higher vehicle production volumes in North America and China.

The Company’s second quarter 2013 operating income was $385 million (margin of 8.5%), compared with $337 million (margin of 7.9%) in the 2012 period.  The 2013 and 2012 periods included restructuring charges of $1 million and $2 million, respectively.

Excluding these charges, the $47 million year-to-year increase in profit and corresponding improvement in margin was primarily driven by the higher level of sales between the two quarters, partially offset by planned increases in costs to support future growth.

Net interest expense for the second quarter of 2013 totaled $34 million, which compares to $27 million in the 2012 period.  In addition, a net loss on retirement of debt totaling $5 million was recognized in the second quarter of 2013.

Tax expense for the second quarter of 2013 was $97 million, which compares to a tax expense of $92 million in the prior year period.  The 2013 period included a $2 million net tax benefit related to debt retirement, compared to the 2012 period which included a tax benefit of $1 million related to restructuring actions.

The Company reported 2013 second quarter GAAP net earnings of $248 million, or $1.99 per diluted share, which compares to GAAP net earnings of $220 million, or $1.71 per diluted share in the 2012 period.

Excluding special items, the Company reported second quarter 2013 net earnings of $252 million, or $2.02 per diluted share, which compares to net earnings of $221 million or $1.72 per diluted share in the 2012 period.

Earnings before interest, taxes, depreciation and amortization and special items (“adjusted EBITDA”) were $492 million in the second quarter of 2013, compared to the prior year level of $444 million.  See page A6 for a description of the special items excluded in calculating adjusted EBITDA.

First Half 2013

The Company reported first half 2013 sales of $8.7 billion, an increase of $280 million compared to prior year sales.  The increase in sales resulted from a higher level of demand for TRW’s broad array of active and passive safety products and improved vehicle production volumes in North America and China, partially offset by lower vehicle production volumes in Europe.

For the first half of 2013, the Company reported operating income of $638 million (margin of 7.3%) which compares to $668 million of operating income (margin of 7.9%) in the prior year period.  Both the 2013 and 2012 periods included restructuring charges totaling $38 million and $4 million, respectively.  Excluding these items from both periods, the Company reported operating income of $676 million in the 2013 period, which compares to $672 million in the prior year.  The positive contribution from the higher level of sales was partially offset by planned increases in costs to support future growth and a higher mix of lower margin business.

Net interest expense for the first half of 2013 totaled $64 million, which compares to $56 million in the prior year period.  In addition, both periods included a net loss on retirement of debt totaling $5 million.

First half 2013 tax expense was $159 million, which compares to $185 million in the prior year.  Excluding the tax benefits related to the special items previously noted in both periods, tax expense was $171 million and $188 million in the first half of 2013 and the first half of 2012, respectively.

The Company reported first half 2013 GAAP net earnings of $410 million, or $3.28 per diluted share, which compares to GAAP net earnings of $426 million, or $3.30 per diluted share in the prior year period.

Excluding special items, the Company reported net earnings of $441 million in the first half of 2013, or $3.52 per diluted share, which compares to net earnings of $432 million or $3.34 per diluted share in the first half of 2012.

Adjusted EBITDA totaled $888 million in first half 2013, compared to $883 million in the prior year period.  See page A6 for a description of the special items excluded in calculating adjusted EBITDA.

Cash Flow and Capital Structure

Second quarter 2013 net cash flow provided by operating activities was $271 million, which compares to $191 million in the second quarter of 2012.  Capital expenditures were $167 million in the current quarter compared to $104 million last year.  Second quarter free cash flow (cash flow from operating activities less capital expenditures) was $104 million, compared to $87 million in the prior year quarter.

For the six month period ended June 28, 2013, net cash provided by operating activities was $93 million, which compares to $89 million in the first half of 2012.  First half capital expenditures were $271 million compared to $200 million in 2012.  Free cash flow was an outflow of $178 million, compared to an outflow of $111 million for the same period last year.

During the first half of 2013, TRW used approximately $200 million of cash to repurchase over 2.9 million shares of its common stock and $96 million of cash to retire $91 million of face value senior notes.

As of June 28, 2013, the Company had $1,856 million of debt and $1,214 million of cash and cash equivalents, resulting in net debt (defined as debt less cash and cash equivalents) of $642 million.

2013 Outlook

TRW expects full year industry production volumes to total 16.1 million units in North America and 18.6 million units in Europe.  Within the forecast for Europe, normal seasonality is expected to place continued downward pressure on vehicle production in the near-term despite early signs the challenging industry conditions in the region appear to be stabilizing.  The Company continues to expect expansion in vehicle production volumes in China and rest of world regions.  Based on these production levels, the Company’s first half performance and expectations for foreign currency exchange rates, full year 2013 sales are now expected to range between $16.8 billion and $17.0 billion, with third quarter sales expected to be approximately $4.1 billion.

“Although we are encouraged by early signs of stabilization in the European vehicle market, we remain cautious on the region in the near-term.  Managing through the difficult economic environment in Europe, while building on TRW’s solid performance achieved through the first half of 2013 is essential to achieving TRW’s full year goals and further positioning the Company for long-term success,” said Mr. Plant.

Second Quarter 2013 Conference Call

The Company will host its second quarter conference call at 8:30 a.m. (Eastern time) today, Tuesday, July 30th, to discuss financial results and other related matters.  To participate in the conference call, please dial (877) 852-7898 for U.S. locations, or (706) 634-1095 for international locations.

An audio replay of the conference call will be available approximately two hours after the conclusion of the call and will be accessible afterward for approximately two weeks.  To access the replay, U.S. locations should dial (855) 859-2056, and locations outside the U.S. should dial (404) 537-3406. The replay code is 91667170.  A live audio webcast and replay of the conference call will also be available on the Company’s website at www.trw.com.

Reconciliation to GAAP

In addition to GAAP results included within this press release, the Company has provided certain information which is not calculated according to GAAP (“non-GAAP”), such as net earnings, operating income, tax expense and diluted earnings per share each excluding special items; adjusted EBITDA; and free cash flow.  Management uses these non-GAAP measures to evaluate the operating performance of the Company and its business segments and to forecast future periods.  Management believes that investors will likewise find these non-GAAP measures useful in evaluating such performance.  Such measures are frequently used by security analysts, institutional investors and other interested parties in the evaluation of companies in our industry.

Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to similarly titled measures of other companies.  For a reconciliation of non-GAAP measures to the most comparable GAAP financial measure and for share amounts used to derive earnings per share, please see the financial schedules that accompany this release.

About TRW

With 2012 sales of $16.4 billion, TRW Automotive ranks among the world’s leading automotive suppliers. Headquartered in Livonia, Michigan, USA, the Company, through its subsidiaries, operates in 25 countries and employs approximately 65,000 people worldwide.  TRW Automotive products include integrated vehicle control and driver assist systems, braking systems, steering systems, suspension systems, occupant safety systems (seat belts and airbags), electronics, engine components, fastening systems and aftermarket replacement parts and services.  All references to “TRW Automotive”, “TRW” or the “Company” in this press release refer to TRW Automotive Holdings Corp. and its subsidiaries, unless otherwise indicated.  TRW Automotive news is available on the internet at www.trw.com.

Forward-Looking Statements

This release contains statements that are not statements of historical fact, but instead are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  We caution readers not to place undue reliance on these statements, which speak only as of the date hereof.  All forward-looking statements are subject to numerous assumptions, risks and uncertainties which could cause our actual results to differ materially from those suggested by the forward-looking statements, including those set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (our “Form 10-K”) and our Report on Form 10-Q for the fiscal quarter ended March 29, 2013, such as: any developments related to antitrust investigations adversely affecting our financial condition, results, cash flows or reputation; economic conditions adversely affecting our business, results or the viability of our supply base; the unsuccessful implementation of our current expansion efforts adversely impacting our business or results; any shortage of supplies causing a production disruption for any customers or us; strengthening of the U.S. dollar and other foreign currency exchange rate fluctuations impacting our results; risks associated with non-U.S. operations, including economic and political uncertainty in some regions, adversely affecting our business, results or financial condition; any inability to protect our intellectual property rights adversely affecting our business or our competitive position; the loss of any of our largest customers or the loss of a significant amount of their business materially adversely affecting us; commodity inflationary pressures adversely affecting our profitability or supply base; pricing pressures from our customers adversely affecting our profitability; costs of product liability, warranty and recall claims and efforts by customers to adversely alter contract terms and conditions concerning warranty and recall participation; costs or adverse effects on our business, reputation or results from governmental regulations; costs or liabilities relating to environmental, health and safety regulations adversely affecting our results; any increase in the expense of our pension and other postretirement benefits or the funding requirements of our pension plans reducing our profitability; work stoppages or other labor issues at our facilities or at the facilities of our customers or those in our supply chain adversely affecting our business, results or financial condition; any disruption in our information technology systems adversely impacting our business and operations; any impairment of a significant amount of our goodwill or other intangible assets adversely affecting our financial condition; and other risks and uncertainties set forth in our Form 10-K and in our other filings with the U.S. Securities and Exchange Commission.  We do not undertake any obligation to release publicly any update or revision to any of the forward-looking statements.

# # #

TRW Automotive Holdings Corp.

Index of Condensed Consolidated Financial Information

Page

Consolidated Statements of Earnings (unaudited)
for the three months ended June 28, 2013 and June 29, 2012	A2

Consolidated Statements of Earnings (unaudited)
for the six months ended June 28, 2013 and June 29, 2012	A3

Condensed Consolidated Balance Sheets as of June 28, 2013 (unaudited)
and December 31, 2012	A4

Condensed Consolidated Statements of Cash Flows (unaudited)
for the six months ended June 28, 2013 and June 29, 2012	A5

Reconciliation of Non-GAAP Financial Measures (unaudited)
for the three and six months ended June 28, 2013 and June 29, 2012	A6

Reconciliation of GAAP Net Earnings to Adjusted Earnings (unaudited):

• For the three months ended June 28, 2013	A7

• For the six months ended June 28, 2013	A8

• For the three months ended June 29, 2012	A9

• For the six month ended June 29, 2012	A10

The accompanying unaudited condensed consolidated financial information and reconciliation schedules should be read in conjunction with the TRW Automotive Holdings Corp. Annual Report on Form 10-K for the year ended December 31, 2012 and Quarterly Report on Form 10-Q for the period ended March 29, 2013, which were filed with the United States Securities and Exchange Commission.

A1

TRW Automotive Holdings Corp.

Consolidated Statements of Earnings

(Unaudited)

	Three Months Ended
(In millions, except per share amounts)	June 28, 2013	June 29, 2012

Sales	$4,514	$4,239
Cost of sales	3,983	3,763
Gross profit	531	476
Administrative and selling expenses	143	143
Amortization of intangible assets	4	3
Restructuring charges and asset impairments	1	2
Other (income) expense — net	(2)	(9)
Operating income	385	337
Interest expense — net	34	27
Loss on retirement of debt — net	5	—
Equity in earnings of affiliates, net of tax	(11)	(9)
Earnings before income taxes	357	319
Income tax expense	97	92
Net earnings	260	227
Less: Net earnings attributable to noncontrolling interest, net of tax	12	7
Net earnings attributable to TRW	$248	$220

Basic earnings per share:
Earnings per share	$2.09	$1.80
Weighted average shares outstanding	118.9	122.5

Diluted earnings per share:
Earnings per share	$1.99	$1.71
Weighted average shares outstanding	125.8	129.6

A2

TRW Automotive Holdings Corp.

Consolidated Statements of Earnings

(Unaudited)

	Six Months Ended
(In millions, except per share amounts)	June 28, 2013	June 29, 2012

Sales	$8,727	$8,447
Cost of sales	7,769	7,497
Gross profit	958	950
Administrative and selling expenses	281	289
Amortization of intangible assets	7	6
Restructuring charges and asset impairments	38	4
Other (income) expense — net	(6)	(17)
Operating income	638	668
Interest expense — net	64	56
Loss on retirement of debt — net	5	5
Equity in earnings of affiliates, net of tax	(23)	(20)
Earnings before income taxes	592	627
Income tax expense	159	185
Net earnings	433	442
Less: Net earnings attributable to noncontrolling interest, net of tax	23	16
Net earnings attributable to TRW	$410	$426

Basic earnings per share:
Earnings per share	$3.44	$3.46
Weighted average shares outstanding	119.2	123.1

Diluted earnings per share:
Earnings per share	$3.28	$3.30
Weighted average shares outstanding	126.3	130.4

A3

TRW Automotive Holdings Corp.

Condensed Consolidated Balance Sheets

	As of
	June 28,	December 31,
(Dollars in millions)	2013	2012
	(Unaudited)

Assets
Current assets:
Cash and cash equivalents	$1,214	$1,223
Accounts receivable — net	2,879	2,200
Inventories	1,005	975
Prepaid expenses and other current assets	344	330
Total current assets	5,442	4,728

Property, plant and equipment — net	2,411	2,385
Goodwill	1,754	1,756
Intangible assets — net	287	293
Pension assets	887	823
Other assets	883	872
Total assets	$11,664	$10,857

Liabilities and Equity
Current liabilities:
Short-term debt	$87	$67
Current portion of long-term debt	457	26
Trade accounts payable	2,599	2,423
Accrued compensation	254	254
Other current liabilities	1,215	1,111
Total current liabilities	4,612	3,881

Long-term debt	1,312	1,369
Postretirement benefits other than pensions	436	396
Pension benefits	861	898
Other long-term liabilities	590	544
Total liabilities	7,811	7,088

Commitments and contingencies

Stockholders’ equity:
Capital stock	1	1
Paid-in-capital	1,637	1,635
Retained earnings	2,643	2,408
Accumulated other comprehensive earnings (losses)	(627)	(466)
Total TRW stockholders’ equity	3,654	3,578
Noncontrolling interest	199	191
Total equity	3,853	3,769
Total liabilities and equity	$11,664	$10,857

A4

TRW Automotive Holdings Corp.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended
	June 28,	June 29,
(Dollars in millions)	2013	2012

Operating Activities
Net earnings	$433	$442
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	212	207
Net pension and other postretirement benefits income and contributions	(138)	(124)
Loss on retirement of debt — net	5	5
Deferred income taxes	82	102
Other — net	25	(6)
Changes in assets and liabilities:
Accounts receivable — net	(723)	(496)
Inventories	(49)	(148)
Trade accounts payable	216	192
Prepaid expenses and other assets	(22)	(56)
Other liabilities	52	(29)
Net cash provided by operating activities	93	89

Investing Activities
Capital expenditures, including other intangible assets	(271)	(200)
Net proceeds from asset sales and divestitures	—	7
Other — net	—	3
Net cash used in investing activities	(271)	(190)

Financing Activities
Change in short-term debt	20	5
Proceeds from issuance of long-term debt, net of fees	482	—
Redemption of long-term debt	(120)	(59)
Proceeds from exercise of stock options	19	7
Repurchase of capital stock	(200)	(102)
Dividends paid to noncontrolling interest	(15)	(15)
Net cash provided by (used in) financing activities	186	(164)
Effect of exchange rate changes on cash	(17)	(10)
Decrease in cash and cash equivalents	(9)	(275)
Cash and cash equivalents at beginning of period	1,223	1,241
Cash and cash equivalents at end of period	$1,214	$966

A5

TRW Automotive Holdings Corp.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

EBITDA, Adjusted EBITDA and free cash flow are not recognized terms under GAAP and do not purport to be alternatives to the most comparable GAAP amounts.  Further, since all companies do not use identical calculations, our definition and presentation of these measures may not be comparable to similarly titled measures reported by other companies.

EBITDA and Adjusted EBITDA

EBITDA as calculated below is a measure used by management to evaluate the operating performance of the Company and its business segments and to forecast future periods.  Adjusted EBITDA is defined as EBITDA excluding restructuring charges, asset impairments and other significant special items.  Management uses Adjusted EBITDA to evaluate the performance of ongoing operations separate from items that may have a disproportionate impact in any particular period.  EBITDA and Adjusted EBITDA are frequently used by securities analysts, institutional investors and other interested parties in the evaluation of companies in our industry.

EBITDA and Adjusted EBITDA do not purport to be alternatives to net earnings as an indicator of operating performance, nor to cash flows from operating activities as a measure of liquidity.  Additionally, neither is intended to be a measure of free cash flow for management’s discretionary use, as they do not consider certain cash requirements such as interest payments, tax payments and debt service requirements.

	Three Months Ended		Six Months Ended
	June 28,	June 29,	June 28,	June 29,
(Dollars in millions)	2013	2012	2013	2012

GAAP net earnings attributable to TRW	$248	$220	$410	$426
Income tax expense	97	92	159	185
Interest expense - net	34	27	64	56
Depreciation and amortization	107	103	212	207
EBITDA	486	442	845	874

Restructuring charges and asset impairments	1	2	38	4
Loss on retirement of debt - net	5	—	5	5
Adjusted EBITDA	$492	$444	$888	$883

Free Cash Flow

Free cash flow represents net cash provided by operating activities less capital expenditures, and is used by management in analyzing the Company’s ability to service and repay its debt and to forecast future periods.  However, this measure does not represent funds available for investment or other discretionary uses since it does not deduct cash used to service debt or for other non-discretionary expenditures.

	Three Months Ended		Six Months Ended
	June 28,	June 29,	June 28,	June 29,
(Dollars in millions)	2013	2012	2013	2012

Cash flow provided by operating activities	$271	$191	$93	$89
Capital expenditures	(167)	(104)	(271)	(200)
Free cash flow	$104	$87	$(178)	$(111)

A6

TRW Automotive Holdings Corp.

Reconciliation of GAAP Net Earnings to Adjusted Earnings

(Unaudited)

The Company recorded restructuring charges of $1 million primarily related to severance and other charges.

	Three Months			Three Months
	Ended			Ended
	June 28, 2013			June 28, 2013
(In millions, except per share amounts)	Actual	Adjustments		Adjusted

Sales	$4,514	$—		$4,514
Cost of sales	3,983	—		3,983
Gross profit	531	—		531
Administrative and selling expenses	143	—		143
Amortization of intangible assets	4	—		4
Restructuring charges and asset impairments	1	(1	)(a)	—
Other (income) expense — net	(2)	—		(2)
Operating income	385	1		386
Interest expense — net	34	—		34
Loss on retirement of debt — net	5	(5	)(b)	—
Equity in earnings of affiliates, net of tax	(11)	—		(11)
Earnings before income taxes	357	6		363
Income tax expense	97	2	(c)	99
Net earnings	260	4		264
Less: Net earnings attributable to noncontrolling interest, net of tax	12	—		12
Net earnings attributable to TRW	$248	$4		$252

Basic earnings per share:
Earnings per share	$2.09			$2.12
Weighted average shares outstanding	118.9			118.9

Diluted earnings per share:
Earnings per share	$1.99			$2.02
Weighted average shares outstanding	125.8			125.8

(a)         Represents the elimination of restructuring charges and asset impairments.

(b)         Represents the elimination of the loss on retirement of debt.

(c)          Represents the elimination of the income tax impact of the above adjustments, by calculating the income tax impact of each of these items using the appropriate tax rate for the jurisdiction where the charges were incurred.

A7

TRW Automotive Holdings Corp.

Reconciliation of GAAP Net Earnings to Adjusted Earnings

(Unaudited)

The Company recorded restructuring charges of $38 million primarily related to severance and other charges.

	Six Months			Six Months
	Ended			Ended
	June 28, 2013			June 28, 2013
(In millions, except per share amounts)	Actual	Adjustments		Adjusted

Sales	$8,727	$—		$8,727
Cost of sales	7,769	—		7,769
Gross profit	958	—		958
Administrative and selling expenses	281	—		281
Amortization of intangible assets	7	—		7
Restructuring charges and asset impairments	38	(38	)(a)	—
Other (income) expense — net	(6)	—		(6)
Operating income	638	38		676
Interest expense — net	64	—		64
Loss on retirement of debt — net	5	(5	)(b)	—
Equity in earnings of affiliates, net of tax	(23)	—		(23)
Earnings before income taxes	592	43		635
Income tax expense	159	12	(c)	171
Net earnings	433	31		464
Less: Net earnings attributable to noncontrolling interest, net of tax	23	—		23
Net earnings attributable to TRW	$410	$31		$441

Basic earnings per share:
Earnings per share	$3.44			$3.70
Weighted average shares outstanding	119.2			119.2

Diluted earnings per share:
Earnings per share	$3.28			$3.52
Weighted average shares outstanding	126.3			126.3

(a)         Represents the elimination of restructuring charges and asset impairments.

(b)         Represents the elimination of the loss on retirement of debt.

(c)          Represents the elimination of the income tax impact of the above adjustments, by calculating the income tax impact of each of these items using the appropriate tax rate for the jurisdiction where the charges were incurred.

A8

TRW Automotive Holdings Corp.

Reconciliation of GAAP Net Earnings to Adjusted Earnings

(Unaudited)

The Company recorded restructuring charges of $2 million primarily related to severance-related postemployment benefits.

	Three Months			Three Months
	Ended			Ended
	June 29, 2012			June 29, 2012
(In millions, except per share amounts)	Actual	Adjustments		Adjusted

Sales	$4,239	$—		$4,239
Cost of sales	3,763	—		3,763
Gross profit	476	—		476
Administrative and selling expenses	143	—		143
Amortization of intangible assets	3	—		3
Restructuring charges	2	(2	)(a)	—
Other (income) expense — net	(9)	—		(9)
Operating income	337	2		339
Interest expense — net	27	—		27
Equity in earnings of affiliates, net of tax	(9)	—		(9)
Earnings before income taxes	319	2		321
Income tax expense	92	1	(b)	93
Net earnings	227	1		228
Less: Net earnings attributable to noncontrolling interest, net of tax	7	—		7
Net earnings attributable to TRW	$220	$1		$221

Basic earnings per share:
Earnings per share	$1.80			$1.80
Weighted average shares outstanding	122.5			122.5

Diluted earnings per share:
Earnings per share	$1.71			$1.72
Weighted average shares outstanding	129.6			129.6

(a)         Represents the elimination of restructuring charges.

(b)         Represents the elimination of the income tax impact of the adjustment made to restructuring charges, by calculating the income tax impact using the appropriate tax rate for the jurisdiction where the charges were incurred.

A9

TRW Automotive Holdings Corp.

Reconciliation of GAAP Net Earnings to Adjusted Earnings

(Unaudited)

The Company recorded restructuring charges of $4 million primarily related to severance and other charges.

	Six Months			Six Months
	Ended			Ended
	June 29, 2012			June 29, 2012
(In millions, except per share amounts)	Actual	Adjustments		Adjusted

Sales	$8,447	$—		$8,447
Cost of sales	7,497	—		7,497
Gross profit	950	—		950
Administrative and selling expenses	289	—		289
Amortization of intangible assets	6	—		6
Restructuring charges	4	(4	)(a)	—
Other (income) expense — net	(17)	—		(17)
Operating income	668	4		672
Interest expense — net	56	—		56
Loss on retirement of debt — net	5	(5	)(b)	—
Equity in earnings of affiliates, net of tax	(20)	—		(20)
Earnings before income taxes	627	9		636
Income tax expense	185	3	(c)	188
Net earnings	442	6		448
Less: Net earnings attributable to noncontrolling interest, net of tax	16	—		16
Net earnings attributable to TRW	$426	$6		$432

Basic earnings per share:
Earnings per share	$3.46			$3.51
Weighted average shares outstanding	123.1			123.1

Diluted earnings per share:
Earnings per share	$3.30			$3.34
Weighted average shares outstanding	130.4			130.4

(a)         Represents the elimination of restructuring charges.

(b)         Represents the elimination of the loss on retirement of debt.

(c)          Represents the elimination of the income tax impact of the above adjustments, by calculating the income tax impact of each of these items using the appropriate tax rate for the jurisdiction where the charges were incurred.

A10